UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2008

MGI PHARMA, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 West Old Shakopee Road, Suite 100

Bloomington, Minnesota 55437-3174
(Address of principal executive offices)

(952) 346-4700

 (Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Change in Control of Registrant.

As previously announced, on December 10, 2007, MGI PHARMA, INC., a Minnesota corporation (“MGI PHARMA”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eisai Co., Ltd., a corporation organized under the laws of Japan (“Eisai”), and Jaguar Acquisition Corp., a Minnesota corporation and an indirect wholly-owned subsidiary of Eisai (“Purchaser”), under which Purchaser would commence a tender offer (the “Offer”) for all of the outstanding shares of MGI PHARMA’s common stock (including the associated rights to purchase Series A Junior Participating Preferred Stock, the “Shares”) for a purchase price of $41.00 per share, net to the holder thereof, in cash, without interest and subject to the applicable withholding of taxes (the “Offer Price”) and Purchaser would subsequently merge with and into MGI PHARMA (the “Merger”).

Pursuant to the Merger Agreement, Purchaser commenced the Offer to purchase the Shares, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 21, 2007 and the related Letter of Transmittal, each as amended and supplemented from time to time, on December 21, 2007.  The Offer expired at midnight, New York City time, on Tuesday, January 22, 2008, at which time, based on the information provided by Computershare Trust Company, N.A., the depositary for the Offer, 78,363,716 Shares were tendered and not withdrawn prior to the expiration of the Offer (including 18,933,563 Shares subject to guaranteed delivery procedures), which represent approximately 72.9% of the issued and outstanding Shares (excluding such Shares tendered pursuant to guaranteed delivery procedures).  Based on the Offer Price, the value of such Shares purchased by Purchaser was approximately $2.44 billion (excluding such Shares tendered pursuant to guaranteed delivery procedures). According to the Offer to Purchase, Eisai will provide Purchaser with sufficient funds to purchase all Shares validly tendered in the Offer and not withdrawn and will provide funding for the Merger. On January 23, 2008, Eisai issued a press release announcing the results of the initial Offer and the commencement of a subsequent offering period. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated in this report by reference.

On January 23, 2008, Eisai announced that Purchaser also had commenced a subsequent offering period for all remaining Shares.  During the subsequent offering period, Shares that are tendered will be immediately accepted and promptly paid the same purchase price of $41.00 per share, net to the holder thereof, in cash, without interest and subject to the applicable withholding of taxes, paid during the initial offering period.  Procedures for tendering Shares during the subsequent offering period are the same as during the initial offering period with two exceptions: (1) Shares cannot be delivered by the guaranteed delivery procedure, and (2) pursuant to Rule 14d-7(a)(2) promulgated under the Securities Exchange Act of 1934, as amended, Shares tendered during the subsequent offering period may not be withdrawn. The subsequent offering period will expire at midnight, New York City time, on Friday, January 25, 2007, unless further extended.

                Pursuant to the terms of the Merger Agreement, Eisai expects to effect a Merger of Purchaser with and into MGI PHARMA. In the Merger, each issued and outstanding Share (other than Shares owned by Eisai and Purchaser (not held on behalf of third parties), Shares owned by any subsidiary of Eisai (other than Purchaser), Purchaser or MGI PHARMA, and the Shares held by shareholders who are entitled to and who have properly demanded appraisal of such Shares under Minnesota law) will be converted into the right to receive the same $41.00 per Share, net to the holder of such Shares in cash, without interest and subject to the applicable withholding of taxes, paid in the Offer. Upon consummation of the Merger, MGI PHARMA will become an indirect wholly-owned subsidiary of Eisai. Eisai intends to complete the Merger as soon as practicable. After the receipt by Purchaser of Shares subject to guaranteed delivery procedures and any additional Shares that may be tendered during the subsequent offering period, Purchaser expects to hold greater than 90% of the outstanding Shares. Purchaser then will be able to effect the Merger without the need for a meeting of MGI PHARMA stockholders. The MGI PHARMA stockholders who continue to hold their Shares at the time of the Merger and fulfill certain other requirements of Minnesota law will have appraisal rights under Section 302A.621 of the Minnesota Business Corporation Act in connection with the Merger.

                The Merger Agreement provides that, effective upon the acceptance for payment of the Shares pursuant to the Offer, Purchaser will be entitled to designate such number of directors (the “Purchaser Designees”), rounded up to the next whole number, on MGI PHARMA’s board of directors (the “Board”) as is equal to the product of (i) the total number of directors on the Board (after giving effect to the directors designated by Purchaser pursuant to the Merger Agreement) and (ii) the percentage that the aggregate number of Shares beneficially owned by Eisai,

Purchaser and any of their affiliates bears to the total number of Shares then outstanding (disregarding any unvested and unexercisable MGI PHARMA options, restricted stock units, stock appreciation rights, warrants and any other unvested rights to acquire Shares). The Merger Agreement also provides that, notwithstanding the foregoing and subject to all applicable provisions of MGI PHARMA’s Articles of Incorporation and Restated Bylaws, (i) in the event the Purchaser Designees are designated to the Board, at least such number of “independent directors,” as defined by the NASDAQ Marketplace Rules and the federal securities laws, will continue to serve on the Board until the effective time of the Merger; and (ii) at least one such director must be an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K and the instructions thereto.

                As a result of the Purchaser controlling more than 50% of MGI PHARMA’s voting power and its ability to appoint directors to the MGI PHARMA Board, MGI PHARMA qualifies as a “controlled company” as defined in Rule 4350(c)(5) of the NASDAQ Marketplace Rules. Therefore, MGI PHARMA is exempt from the requirements of Rule 4350(c) of the NASDAQ Marketplace Rules with respect to the MGI PHARMA Board being comprised of a majority of “independent directors” as defined by the NASDAQ Marketplace Rules and the related rules covering the independence of directors serving on the Compensation Committee and the Nominating and Corporate Governance Committee of the MGI PHARMA Board.

                To the knowledge of MGI PHARMA, except as set forth herein, there are no arrangements, including any pledge by any person of securities of MGI PHARMA, the operation of which may at a subsequent date result in a change of control of the Company.

                The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by MGI PHARMA on December 11, 2007 and is incorporated in this report by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Eisai Co., Ltd., dated January 23, 2008 (incorporated by reference to Exhibit (a)(5)(F) to the Schedule T-O/A filed by Jaguar Acquisition Corp. on January 23, 2008).

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGI PHARMA, INC.

Date: January 23, 2008	By:	/s/ Eric P. Loukas
Name: Eric P. Loukas
Title: Executive Vice President, Chief
Operating Officer, General Counsel and
Corporate Secretary